UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 A2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AFRIKA4U
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

3100

(Primary Standard Industrial Classification Code Number)

N/A

(I.R.S. Employer Identification Number)

12 Bompart Street, Westdene Bloemfontein

South Africa 9301

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.

112 North Curry Street

Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

Copies to:

David E. Price, PC

#3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

Tel (202) 536-5191

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common	5,000,000	$0.04	$200,000	$24.90

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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PART I—INFORMATION REQUIRED IN PROSPECTUS

ITEM 1. FOREPART OF THE REGISTRATION STATEMENT AND OUTSIDE FRONT COVER PAGE OF PROSPECTUS.

AFRIKA4U

5,000,000 Shares of Common Stock

Prior to this registration, there has been no public trading market for the common stock of AFRIKA4U (“AFRIKA4U” “we” “us” or the “Company”) and it is not presently traded on any market or securities exchange. The Company will be offering 5,000,000 shares of common stock for sale to the public at a predetermined price of $0.04 per share. Because the securities being registered by this offering are not listed on any exchange, they may be illiquid as a result.

The President of the Company, Mr. Charl Frederick Coertzen will attempt to sell all the shares offered by the Company, as this prospectus is done on a self-underwritten basis. The prospectus will allow our President who is the sole officer and director of the Company to sell shares directly to the public, without any remuneration or commission to him in connection with these sales. Mr. Coertzen will attempt to sell the shares to friends, family and business acquaintances. Recorded in the Company financial statements is a loan from Mr. Coertzen in the amount of $7,110. The loan is repayable on demand and without interest.

There is no public market for the Company’s common stock and there may never develop such a market, or, if any market does develop, it may not be sustained for any period of time. As there is no minimum offering of the shares that are to be sold by the Company, it will retain all the proceeds from the sale of any of the shares offered for sale. The proceeds received from this offering will not be placed in escrow and are not subject to refund. In offering the securities on our behalf, Mr. Coertzen will rely on the safe harbour from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $.04 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

This prospectus contains information that is not complete and can be changed. The company will only be allowed to sell the securities contained in this registration statement once the Securities and Exchange Commission has declared it to be effective. The prospectus of the Company is not an offer to sell these securities and it is not a solicitation to offer these securities fore sale in any state that that it is not permitted. The date of this prospectus is April 30 , 2018.

The Company is a development stage company and does not currently have any operations. As a development stage company all investments in the shares offered by the Company should be viewed as involving a high degree of risk. You should view the investment as speculative in nature and you should not purchase any shares if you cannot afford to lose your investment. In its opinion issued by the Company’s independent public accountant it has expressed serious doubts as to the ability of AFRIKA4U, to continue as a going concern.

The Company’s common stock is not traded on any exchange or on the over-the-counter market. As soon as the Company prospectus becomes effective we will attempt to engage the services of a market maker to file an application with the Financial Industry Regulatory Authority (FINRA), so that our common stock will be eligible for trading on the Over the Counter Bulletin Board. The Company has not engaged with a market maker yet to file such an application. The Company can give no guarantee that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our common stock will ever develop or be maintained if it does develop.

We are currently considered a "shell company" within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash. The Company however is not a blank check company.

Investing in our securities involves a high degree of risk. See “Risk Factors” starting on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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ITEM 3. SUMMARY INFORMATION, RISK FACTORS

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about AFRIKA4U

On August 4, 2017, Mr Charl Coertzen, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of August 31, 2017. AFRIKA4U is a development stage company that intends to market and sell African leather products made from ostrich and other exotic leathers. We aim to market leather women’s fashion accessories like bags, and fashion accessories made by Klein Karoo Boutique, Ltd in South Africa to the North American markets. The Company intends to market and sell its products via its website to specialist leather shops at wholesale prices, as well as to the public at retail prices, through its intended website..

The Company’s auditors have issued an opinion that the ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering.

The Company has not yet implemented its business model and to date has generated no revenues. Neither the Company’s management nor any affiliates of the Company or its management have previously been involved in the management or ownership of a development stage company. Prior to his involvement with AFRIKA4U, our sole officer and director has not acted as a promoter nor has he had controlling interest in any companies that have filed registration statements with the United States Securities and Exchange Commission. Therefore AFRIKA4U is a shell company as per its definition in Rule 405.

Since becoming incorporated, the Company has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company’s shareholders have plans or intentions to be acquired. AFRIKA4U is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more
•	the last day of the fiscal year following the fifth anniversary of the completion of this offering
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and
•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this registration statement. As of August 31, 2017 the end of our fiscal year, there is $nil of cash on hand and the Company has liabilities of $2,613. In addition, the Company anticipates incurring costs associated with this offering totalling approximately $15,700. As of the date of this registration statement, we have generated no revenues from our business operations. The minimum amount of offering proceeds required to implement our business plan is $50,000.00.

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In their audit report dated November 21, 2017 our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business.

Our business office is located at 12 Bompart Street, Westdene Bloemfontein, South Africa 9301. Our telephone number is (775) 321-8275.

Summary of the Offering by the Company

AFRIKA4U has 10,000,000 shares issued and outstanding and is registering 5,000,000 additional shares of common stock to be offered to the public. The Company will proceed on a best effort basis to sell all 5,000,000 if the registration statement is deemed effective. The price of the common stock is predetermined at $0.04 per share for the duration of this offering. No arrangement has been made to address the possible effect of the offering on the price of the stock. The proceeds from the sale of the common stock will be received by AFRIKA4U

This offering will conclude when all the securities being offered are sold or with in 180 days after the registration statement becomes effective with the Securities and Exchange Commission which ever happens first.

Securities being offered by the Company, common stock, par value $0.001	The Company offers 5,000,000 shares of common stock.
Offering price per share by the Company.	A price of $0.04 per share of common stock has been fixed that the company intends to sell if the registration becomes effective.
Number of shares outstanding before the offering of common shares.	10,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	In the event that all the common shares being offered in this offering are sold there will be 15,000,000 shares issued and outstanding at the close of this offering.
Minimum number of shares to be sold in this offering.	None.
Market for common shares

There is no public market for the common shares of AFRIKA4U. The price has been set at $0.04 per share. The Company may not meet the requirement for a public listing or quotation of its common stock. Even if the Company’s common stock is granted a listing or quoted there may never develop a market for the stock.

Net Proceeds	AFRIKA4U will receive all the proceeds from the sale of its common stock. If all 5,000,000 common shares offered for sale be sold, the total net proceeds to the Company will be $200,000
Use of Proceeds	1) Offering expenses $15,700, 2) General business expense $92,500, 3) Computer expense $10,000 and 4) Sales and Marketing $81,800
Termination of the offering

This offering will conclude at when all the securities being offered are sold or with in 180 days after the registration statement becomes effective with the Securities and Exchange Commission which ever happens first.

Terms of the offering	The Securities offered in this registration statement will be sold by the sole officer and director of the Company upon the registration statement becoming effective.

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The offering period for the shares will end one hundred and eighty (180) days from the effective date of this prospectus but may also be terminated sooner in our sole discretion. The Company may, in its sole discretion, extend the offering period for the shares for an additional 90 days. Our shares will be offered and sold on a self-underwritten, best-efforts basis through our officers and directors. Our shares will be sold at a fixed price of $0.04 per share throughout the offering period. There are no arrangements to place the funds we raise in an escrow, trust or similar account. All proceeds from our shares will go to the Company. No assurance can be given that we will be able to sell any of our shares.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to company (2)
Per Share	$0.04	None	$0.04
Total Minimum	$0	None	$0
Total Maximum	$200,000	None	$200,000

__________

(1)	Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell our shares. As of the date of this prospectus we do not have any underwriting agreements.
(2)	Proceeds to us are shown before deducting ancillary expenses payable by us in connection with the offering, estimated at approximately $15,700 including legal and accounting fees and printing costs.

Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues related to our planned business model, our business may fail prior to us ever beginning operations or generating revenues resulting in a complete loss of any investment made to the Company.

The Company and may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Our shares will be sold at a fixed price of $0.04 per share throughout the offering period. AFRIKA4U will be selling all the shares offered by the Company and the Company will receive all proceeds from the sale. The Company will bear all expenses of the registration incurred in connection with this offering.

You should rely solely on the information contained in this registration statement of AFRIKA4U. The Company has not authorized anyone to provide the reader with any information different than the information contained in this registration statement. The information contained in this registration statement is accurate only as the date of this registration statement regardless of the time of delivery of this registration statement or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management’s Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of February 28, 2018	As of August 31, 2017
Total Assets	$0	0
Total Liabilities	$11,110	2,613
Stockholder’s Equity (Deficit)	$(11,110)	$(2,613)

Operating Data	Six months ended February 28, 2018	Inception (August 4, 2017) through August 31, 2017
Revenue	$0	0
Net Income (Loss)	$(8,497)	$(2,613)

The Company has had minimal operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

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Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY AFRIKA4U TO CONTINUE ITS OPERATIONS AS A GOING CONCERN.

In their audit report dated November 21, 2017 our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as a going concern, should our officers be unable or not willing to loan or advance more funds if required by the Company. Should we be unable to raise sufficient capital within 12 months from the effective date of this registration statement, the Company may be forced to suspend or cease its implementation of our business plan.

The Company may have difficulties in attracting investors, as a result of our auditors issuing an opinion that substantial doubt exists, as to the Company being able to continue as a going concern.

As a result of the fact that there is no minimum amount of shares sold or refunds of shares sold, a potential investor may be investing in a company that does not have the necessary funds to implement and develop its business strategies. If the Company had to cease its operations you could lose your entire investment. See August 31, 2017 Financial Statements – Auditors report.

Risks Related to Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

Operational expenses are expected to increase without the Company receiving revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) Cost related to this offering (ii) General Business Expense and (iii) Sales and Marketing Expense.

Any potential investor will have no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. Should the Company be unsuccessful in addressing costs and generating revenue there is a very real possibility of our business failing, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Once we start our planned sales activities, should we be unsuccessful in earing revenues from our planned sales the Company might need to arrange for additional financing to continue with business operations. Currently, we do not have any arrangements for financing and we may be unable to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. Should the Company be unable to access capital markets, or the conditions of accessing such markets may be on unacceptable terms to the Company, in order to satisfy the cash requirements of implementing our business strategies. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The Company has arbitrarily determined the price that shares are to be offered at and any other terms and conditions relative to the Company’s shares. As such there is no relationship between assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on August 4, 2017 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. The Company has not consulted any investment banker, appraiser or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares. Therefore our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

INVESTING IN OUR COMPANY SHOULD BE SEEN AS SPECULATIVE IN NATURE AND HIGHLY RISKY, INVESTOTRS COULD LOSS THEIR ENTIRE INVESTMENT.

Purchasing shares in the company should be viewed as highly risky and more speculative in nature. Any potential investors that cannot afford to lose their investment should not purchase any of the Company shares. As a result of the Company only having an intention to implement its business plan, it should be viewed as speculative in nature. If the Company fails to implement its business objectives you could lose your entire investment. Only after reading the whole disclosure statement and the accompanying exhibits and consulting with their investment advisor and/or attorney, should an investor consider investing in our Company.

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WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The Company has selected to not avail its self on the exemption offered by the Jumpstart Our business Start-ups Act where, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. There for the Company will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

The Company will remain an emerging growth company until the occurrence of one of the following:

•	the last date of the fiscal year in which our total revenues exceeds $1 billion;
•	the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement;
•	the date on which we have, during the previous three-year period; issued more than $1 billion in non-convertible debt; or
•	the date on which we become a “large accelerated filer.

WE INCUR COSTS ASSOCIATED WITH SEC REPORTING COMPLIANCE, WHICH MAY SIGNIFICANTLY AFFECT OUR FINANCIAL CONDITION.

Should the registration statement be deemed effective, the Company “will become a reporting issuer” under the amended Securities Exchange Act of 1934. Therefore we will incur costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. The Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

An emerging growth company could be capable of taking advantage of several exceptions, such as: Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The Company intends to for as long as it is a “emerging growth company” as defined in the Jumpstart Our Business Start-ups Act of 2012, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. It is the Company’s intention to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

The Company will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

Should the Company ever become a normal reporting company and, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

THE COMPANY INTENDS TO HAVE ONLY ONE SUPPLIER FOR OUR PRODUCTS. OUR ABILITY TO EARN REVENUES COULD BE DISRUPTED IF WE ARE FORCED TO FIND ALTERNATE SUPPLIERS IF ANY OF OUR SUPPLIERS DECIDE THEY NO LONGER DESIRE TO PROVIDE US WITH OUR PRODUCTS.

Klein Karoo Boutique, Ltd will supply our initial products. The products sourced from this supplier will be our only potential source of revenue and we do not currently have any other source for these products. We have not entered into a supply agreement with our supplier. The Company does not expect to contract with any other suppliers in the immediate future. Should this supplier decide they no longer which to provide products, we may be forced to locate alternative suppliers. The Company cannot give a guarantee that we will be able to obtain our products from alternative suppliers. Should we not be able to source new suppliers it will disrupt the Company planned business operations and hinder our ability to generate revenues.

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INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The Company business objectives are also speculative and it is possible that we could be unable to satisfy them. If you cannot afford to lose your investment, you should not invest in the Company. Shareholders may be unable to realize a substantial return on their shares purchased, or any return whatsoever, and may lose their entire investment. All potential investors should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor before purchasing any shares.

PURCHASERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

There is no relationship between the company assets, earnings or book value in relation to the offering price of the Company shares. The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Therefor purchasers of our shares pursuant to this offering will pay more for our common stock than the pro rata portions of the assets are worth and as a result, investing in our Company may result in an immediate loss to any potential investors.

AS A RESULT OF THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING SHARES THAT YOU PURCHASE IN THIS OFFERING.

The Company is not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. The Company intends to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Even though the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. No market makers may begin quotation of a security whose issuer does not meet this filing requirement. Should a filer who’s securities are quoted on the OTCBB become delinquent in their required filings it will be removed, following a 30 to 60 day grace period, if they do not make their required filing during that time. The Company cannot guarantee that we will be able to find and engage a market maker who will submit a Form 15c-211 application for us to FINRA, or that our application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between AFRIKA4U and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. Should no market ever developed for our common stock, you will have difficulty selling your shares purchased in this offering. Should such a scenario ever come into being you may find it impossible to sell your shares. Should we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any or a decreased value from your investment.

THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY’S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

Because the Company has no established public market for its shares, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. The Company’s common stock may not be followed by securities analysts, which may result in our stock being less visible. If tour stock is less or invisible it could cause increased illiquidity resulting in a decline of our stock price. As a result if you did want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The Company arbitrary offering price of $0.04 per common share is substantially higher than the net tangible book value per share of AFRIKA4U’s common stock. The Company’s assets do not substantiate a share price of $0.04. This arbitrarily determined share price applies to the terms of this offering, and does not attempt to reflect any higher share price, subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board. Therefor you may lose a substantial amount of your investment or all of it.

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THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED COMMON SHARES, DILUTING THE CURRENT SHAREHOLDERS’ EQUITY.

The Company has 75,000,000 common shares authorized of which only 10,000,000 are currently issued and outstanding and in the event that all of the shares being offered in this offering are sold, only 15,000,000 will be issued and outstanding. Should the Company wish to raise more capital, the Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. If the Company issued a large number of shares, it would generally have a negative impact on the Company’s share price and therefor cause a decrease in individual shareholders share value. As a result of the additional share issuances, you could lose a substantial amount, or all, of your investment.

THE COMPANY DOES NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS’ SUBSCRIPTIONS, SHOULD WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION; INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account, funds will be used in the pursuance of the planned business operations. Should the Company file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, all funds invested will become part of the bankruptcy estate and administered according to the bankruptcy laws. Therefore, you will lose your initial investment, and your funds will be used to pay creditors.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

We intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. Additionally there is no guarantee a trading market will develop or be sustained. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the OTCBB. Additionally, the stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as a market-maker and make quotations on the OTCBB.

SHOULD THE COMPANY’S SHARES EVER BE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. THERE ARE MANY RESTRICTIONS TO TRADE IN PENNY STOCK. THIS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

Shares that trade under $5.00 per share are known as “penny stock”, that is subject to many restrictions. Should our shares ever be traded it will probably trades below $5.00 per share, our stock would qualify as a “penny stock”. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. Some of the restrictions on a penny stock are subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. The broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase of such penny stock. Further more the broker has to provide the purchasers with certain disclosures in regards to the transaction involving “penny stocks”. As a result of the onerous rules regarding “penny stocks” the ability of broker/dealers to sell our common shares may be negatively affected. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

THE COMPANY PRESIDENT OWNES 100% OF THE OUTSTANDING COMMON STOCK AT THIS TIME, RESULTING THAT INVESTORS MAY FIND HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s sole officer and director owns 100% of the outstanding shares and regardless of the number of shares sold in this offering, Mr. Coertzen will continue to have the majority of shares in the Company and will maintain control over the Company. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company. He can also appoint any directors or officers as he deems fit in the Company.

The president of the Company will still exclusively make all the managerial decisions of the Company. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon his management abilities. Shareholders of the Company have to rely on the President’s fiduciary obligation to the Company and its shareholders and that he will not abuse his discretion in executing the Company’s business affairs. The president’s discretionary powers are wide and include powers such as, decisions regarding all aspects of business operations, corporate transactions and financing. Therefore you should be willing to trust the president or his successors in title with the complete management of the Company, if you cannot you should not purchase the Company shares. Potential investors should weigh up the Companies management experience before making any decisions to purchase any of the Companies common stock.

11

Risks Related to Investing in Our Company

BECAUSE OUR COMPANY IS A SHELL COMPANY THERE ARE RESTRICTIONS IMPOSED UPON THE TRANSFERABILITY OF UNREGISTERED SHARES

AFRIKA4U is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the Company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). In addition and as a consequence of being a shell company, there will be restrictions on our ability to use registration statements on Form S-8.

OUR SOLE OFFICER AND DIRECTOR IS A RESIDENT OF SOUTH AFRICA AND IT MAY BE DIFFICULT FOR SHAREHOLDERS TO ENFORCE ANY JUDGMENTS AGAINST HIM IN THE UNITED STATES.

Mr. Coertzen is a citizen and resident of South Africa. Should any shareholder wish to launch an action including a suit or judgment or any other legal matter against the Company there is no guarantee that Mr. Coertzen will be able to appear within the jurisdiction of the USA. It could also prove to be difficult to effect service of process within the United States against Mr. Coertzen; to enforce any United States Court judgments based on civil liability provisions of the United States federal securities laws against him in the United States; such a judgment would have to be enforced in a South African Court, based on judgments of civil liability provisions of the United States federal securities laws; that action would have to succeed in a South African court of law against Mr. Coertzen.

THE COMPANY’S PLANNED PRODUCTS WILL BE PURCHASED FROM A SOUTH AFRICAN SUPPLIER THE PRODUCTS ARE SUSCEPTIBLE TO FOREIGN CURRENCY FLUCTUATIONS.

The Company is not aware of any regulations in South Africa that might impact the importation of our products to the USA. However, the foreign currency fluctuations may cause our cost of goods purchased to rise substantially, which may impact our planned business operations negatively, which could result in the loss of your entire investment.

AS A RESULT OF THE COMPANY’S MANAGEMENT INEXPERIENCE IN RUNNING A PUBLIC COMPANY, THERE MAY BE ADDITIONAL COSTS TO THE COMPANY IN ORDER TO MAINTAIN IS REPORTING REQUIREMENTS. SUCH COSTS COULD ADVERSELY EFFECT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS

The Company’s management has no prior experience in running a public company; therefor the Company may be faced with additional costs to maintain its reporting requirements. The Company may be forced to rely on external consultants and additional accounting and legal advice. These costs may have a significant impact on the Company’s ability to maintain its business operations.

BECASE WE LACK ANY OPPERATING HISTORY THE COMPANY CANNOT GIVE ANNY ASSURANCE THAT OUR FUTURE OPERATIONS WILL PRODUCE PROFITABLE REVENUES, THIS COULD RESULT IN SUSPENSION OR THE END OF OUR OPERATIONS.

The Company incorporated on August 4, 2017 and we have not realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. We are dependent on the completion of this offering, our ability to attract customers and generate sales in order to achieve profitability and a positive cash flow.

THE COMPANY ANTICIPATES IT WILL INCUR LOSSES IN THE FUTURE, THEREFORE ANY FAILURE TO GENERATE REVENUE WILL CAUSE US TO GO OUT OF BUSINESS, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The Company anticipates incurring further operational losses. We cannot guarantee that we will be successful in generating future revenues. If the Company is unsuccessful in generating future revenues, we will go out of business and you could lose your entire investment.

THE COMPANY’S OPERATING RESULTS MAY PROVE UNPREDICTABLE AND FLUCTUATE SIGNIFICANTLY.

There is a real possibility that our operating results may fluctuate significantly in the future due to a different factors, many of which the Company has no control. Such factors may include but are not limited to: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. Should these factors realize, they could have a material adverse effect on our planned business, financial condition and operating results. This could result in the complete loss of your investment.

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THE COMPANY’S PRESIDENT HAS OTHER OUTSIDE BUSINESS ACTIVITIES; THIS MAY RESULT IN HIM BEING IN A POSITION THAT HE MAY BE UNABLE TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN THE PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. Coertzen, our sole officer and director, has other business interests and currently devotes approximately 15 hours per week to the Company’s our operations. Mr. Coertzen may have to arrange to take leave from his current occupation to travel to the USA to meet with potential clients with the objectives of enlarging the business or attending trade shows for exotic leather products. He might not be able to arrange this at the exact time frame needed and this could cause an interruption to the Company’s business. With Mr. Coertzen other commitments, he may not be able to devote sufficient time to the management of the Company’s business, which could cause periodic interruptions in the implementation of the Company’s plans. These delays could significantly impact the success of the Company.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Should the Company’s sole officer and director decide to leave, the Company will encounter problems as it is completely dependent on his efforts to manage the business. There is no employment agreement in place with the Company’s president. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. All commercially reasonable efforts have been made to minimize the risks of the departure by key personnel from service. Should any key personnel leave there is no guarantee that replacement personnel if anywhere found would be able to operate the Company profitably. There is no key person life insurance maintained by the Company on its president.

THE COMPANY HAS NO INDEPENDENT DIRECTORS, OR SEPARATELY STANDING COMPENSATION OR NOMINATING COMMITTEES, THE COMPANY CANNOT GURANTEE IMPARTIAL DECISION MAKING BY MANAGEMENT

Our board of directors is currently composed of one member, Mr. Charl Coertzen, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. As such the interests of Mr. Coertzen may not be, at all times, the same as that of our other shareholders of the Company. Mr. Coertzen interests, as an executive may, at times be opposed to those of other investors. When such conflicts arise, the other shareholders will be dependent upon Mr. Coertzen exercising his executive functions, in a manner fair to all of our shareholders and his fiduciary duties as an officer or as a member of the Company’s Board of Directors.

SHOULD THE COMPANY BE DISSOLVED IT IS NOT LIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS IN THE COMPANY.

Should the Company be dissolved and liquidated, the proceeds realized from the liquidation of its assets, if any, will be distributed to the Creditors of the Company first and only after they have been satisfied will any distribution be done to the shareholders. After all the creditors have been paid there might not be enough to distribute to shareholders to recover all or any portion of the purchase price they paid for shares in the company.

THERE IS NO MINIMUM PROCEEDS FROM THIS OFFERING, THE COMPANY MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL FOR IT TO IMPLEMENT ITS INTENDED BUSINESS OPERATIONS AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Because this offering is being made on a best-efforts basis and there is no minimum amount of proceeds that the Company may receive. All funds raised under this offering will be available to the Company for use and will not be held in trust or in any escrow account regardless of the amount. As a result should the Company not raise sufficient capital to implement its planned operations, you could lose your entire investment.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

AFRIKA4U is a development stage company, recently formed to carry out the activities described in this prospectus and thus has no operating history prior to the formation of this Company upon which an evaluation of its prospects can be made. We were incorporated on August 4, 2017. The Company has been primarily involved in the creation of our business plan and we have not implemented any business operations. There is thus no internal or industry-based historical financial data upon which to evaluate and estimate the Company’s planned operating expenses and its chances of success. As a result of this, we face a high risk of business failure that could result in the loss of your investment.

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OUR FAILURE TO GENERATE REVENUE MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company anticipates that its operational results might fluctuate significantly as a result of a wide variety of market sources, the dominance of other companies offering similar products, the entry of new competitors into the leather fashion business that may have more significant monetary assets to assist them in obtaining a favorable market share, our ability or inability to attract, retain and motivate qualified personnel, pricing changes by the Company or its competitors. Therefore, our future sales and operating results are difficult to forecast with any form of accuracy.

Should the Company fail to generate revenue, it will cause us to go out of business. This will result in the complete loss of your investment.

WE ARE A SMALL COMPANY WITH LIMITED CAPITAL RESORCES, OUR MARKETING CAMPAIGN MAY NOT BE SUFFICIENT TO ATTRACT ENOUGH CLIENTS AND WE MAY NOT BE ABLE TO OPERATE PROFITABLY. IF WE DO NOT OPERATE PROFITABLY, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

As we are a small company, with limited capital, we have to limit our marketing activities and may not be able to make our products sufficiently known to potential customers, should this occur, we may not be able to attract enough customers to operate profitably. In addition, we may not be able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

SHOULD THE COMPANY NOT HAVE ADEQUATE RESOURCES TO MARKET AND SELL OUR PRODUCTS AND TO COMPETE WITH COMPANY’S THAT DO HAVE THE RESOURCES AND THAT OFFER SIMMILAR PRODUCTS TO OUR LEATHER FASHION PRODUCTS, OUR ABILLITY TO ATTRACT CUSTOMERS WILL BE SEVERLY HAMPERED.

Some of our competitors may have more capital or easier access to capital than we do. These competitors may use this to embark on aggressive advertising campaigns and could also manage to cut their profit margins in order to generate pressure on the competition. We would have to respond but we might not be able to sustain such depressed prices for long. We might not be able to compete with large companies and we would be forced out of business and you could lose your entire investment.

AS WE ARE A DEVELOPMENT STAGE COMPANY, WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS.

Our Company growth strategy is dependent on our ability to market our products successfully to potential clients. Should our planned products not achieve a significant amount of acceptance by prospective customers The Company could fail in our business, financial conditions and the results of our operations and you could lose your entire investment.

THERE ARE MANY SIMILAR FASION LEATHER PRODUCTS ON THE MARKET

There are wide ranges of companies that offer similar products. Should we be unable to distinguish our products and attract enough clients, it will affect or business negatively. Should we have to suspend or modify our planned business operation, as a result of failing to distinguish our products, you could lose your entire investment.

WE ARE CURRENTLY RELYING ON ONE SUPPLIER FOR OUR INTENDED PRODUCTS. SHOULD WE BE FORCED TO FIND AN ALTERNATIVE SUPPLIER IF OUR ORIGONAL SUPPLIER DECIDED THEY NO LONGER CAN OR WILL SUPPLY US.

The Company’s initial products will be sourced from Klein Karoo Boutique, Ltd. The Company will utilize only these products for our potential source of income. There is not currently agreement with our supplier. The Company does not anticipate contracting with other suppliers for the foreseeable future. Should this supplier decide that they no longer wish to provide products to the Company fore sale, we may be forced to locate alternative suppliers. The Company cannot guarantee that it will be able to obtain products from alternative suppliers or if we obtain them that they are price competitive or of a similar quality. Should we be unable to obtain alternative sources of products it will disrupt our operations and hinder our ability to generate revenues, and you could lose your investment if we where to suspend or cease our operations.

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ITEM 4. USE OF PROCEEDS

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$50,000	$100,000	$150,000	$200,000
LESS: OFFERING EXPENCE
Legal & Accounting	$12,500	$12,500	$12,500	$12,500
Printing	$200	$200	$200	$200
Transfer Agent	$3,000	$3,000	$3,000	$3,000
TOTAL	$15,700	$15,700	$15,700	$15,700

LESS: GENERAL BUSINESS EXPENCE
Business travel expenses:	$3,500	$12,500	$18,750	$25,000
Office supplies and expenses	$1,800	$3,050	$4,925	$6,000
Shipping and receiving Administration	$2,000	$3,500	$5,000	$5,000
Inventory	$9,250	$27,250	$41,125	$56,500
TOTAL:	$16,550	$46,300	$69,800	$92,500

LESS COMPUTER HARDWARE
Lap top & Desktop & Fax/printer	$2,500	$5,000	$7,500	$10,000
TOTAL:	$2,500	$5,000	$7,500	$10,000

LESS: SALES AND MARKETING EXPENCE
Logo development:	$5,000	$12,500	$12,500	$12,500
Website Development	$5,000	$7,000	$12,000	$15,000
Web hosting	$500	$500	$500	$500
Online Advertising	$2,000	$7,500	$20,000	$33,800
Marketing and Commissions	$2,750	$5,500	$12,000	$20,000
TOTAL	$15,250	$33,000	$57,000	$81,800

LESS: OFFERING COMMISIONS
Commissions	$0	$0	$0	$0
TOTAL:	$0	$0	$0	$0

TOTALS	$50,000	$100,000	$150,000	$200,000

ITEM 5. DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.04 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date from our planned business model, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which the Company believes investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

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ITEM 6. DILUTION

The Company has fixed its price for common shares at $0.04 per share. The Company’s sole officer and director paid $0.01 for his shares; the difference in price is $0.04 per share. The Company’s President therefor paid considerably less for his shares than other shareholders.

The dilution of the Company shares represents the difference between the offering price and the net tangible book value per share immediately after the completion of this offering. The net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets of the Company. Dilutions of shares mostly arise as a result of the arbitrary determination of selling price of the shares being offered. In the following table the Company sets out the difference between investments done by potential shareholders and the investment done by the existing shareholder in the Company.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.04
Post offering net tangible book value	$173,190
Potential gain to existing shareholders	$200,000
Net tangible book value per share after offering	$0.0115
Increase to present stockholders in net tangible book value per share after offering	$0.0104
Capital contributions by purchasers of shares	$200,000
Capital Contributions by existing stockholders	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Existing Stockholders Percentage of ownership after offering	66.67%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.04
Post offering net tangible book value	$173,190
Increase in net tangible book value per share after offering	$0.0127
Dilution per share	$0.0285
Capital contributions by purchasers of shares	$200,000
Capital contributions by existing stock holders	$10,000
Percentage capital contributions by purchasers of shares	95%
Percentage capital contributions by existing stockholders	5%
Anticipated net offering proceeds	$173,190
Number of shares after offering held by public investors	5,000,000
Total shares issued and outstanding	15,000,000
Purchasers of shares percentage of ownership after offering	33.33%
Existing stockholders percentage of owner ship after offering	66.67%

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Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$123,190
Post offering net tangible book value per share	$0.0090
Pre-offering net tangible book value per share	$-0.0011
Increase in net tangible book value per share after offering	$0.0078
Dilution per share	$0.0310
Capital contributions by purchasers of shares	$150,000
Capital contributions by existing stock holders	$10,000
Percentage capital contributions by purchasers of shares	94%
Percentage capital contributions by existing stockholders	6%
Anticipated net offering proceeds	$134,300
Number of shares after offering held by public investors	3,750,000
Total shares issued and outstanding	13,750,000
Purchasers of shares percentage of ownership after offering	27%
Existing stockholders percentage of ownership after offering	73%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$73,190
Post offering net tangible book value per share	$0.0059
Pre-offering net tangible book value per share	$-0.0011
Increase in net tangible book value per share after offering	$0.0047
Dilution per share	$0.0341
Capital contributions by purchasers of shares	$100,000
Capital contributions by existing share holders	$10,000
Percentage capital contributions by purchasers of shares	91%
Percentage capital contributions by existing stock holders	9%
Anticipated net offering proceeds	$84,300
Number of shares after offering held by public investors	2,500,000
Total shares issued and outstanding	12,500,000
Purchasers of shares percentage of ownership after offering	20.00%
Existing stockholders percentage of ownership after offering	80.00%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$23,190
Post offering net tangible book value per share	$0.0021
Pre-offering net tangible book value per share	$-0.0011
Increase in net tangible book value per share after offering	$0.0010
Dilution per share	$0.0379
Capital contributions by purchasers of shares	$50,000
Capital contributions by existing share holders	$10,000
Percentage capital contributions by purchasers of shares	83%
Percentage capital contributions by existing stock holders	17%
Anticipated net offering proceeds	$34,300
Number of shares after offering held by public investors	1,250,000
Total shares issued and outstanding	11,250,000
Purchasers of shares percentage of ownership after offering	11.11%
Existing stockholders percentage of ownership after offering	88.89%

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ITEM 7. SELLING SECURITY HOLDERS

N/A

ITEM 8. PLAN OF DISTRIBUTION

There are 10,000,000 common shares are issued and outstanding as of the date of this registration statement. The Company is registering an additional 5,000,000 shares of its common stock at the offering price of $0.04 per share. The Company has made no arrangements to address the possible effect that this offering could have on the price of our stock.

There is no minimum offering and there are no refund agreements, thus the Company will be entitled to receive all proceeds from the sale of all the shares sold. For the duration of this offering the price is fixed at $0.04 per share. The Company stock is not listed on any public exchange nor will it be in the foreseeable future. Should our registration be come effective we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). The Company has to engage a market maker in order to be quoted on the OTCBB. The Company can give no guarantee that a market maker will agree to file the necessary documents with FINRA. Generally FINRA has to approve the first quotation of a security by a market maker on the OTCBB; the Company can also not give any assurance that an application will be approved by FINRA. The Company also cannot guarantee that a trading market will develop for its shares and if it develops it might not be sustainable. However the sales price for the shares have to remain fixed at $0.04 per share for the duration of this offering.

Occasionally the Company’s shares may be sold to purchasers directly by and subject to the discretion of the Company. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company may be occasionally selling in one or more transactions its shares; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

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This offer will conclude on the earliest of the following occurrences; (a) when all 5,000,000 shares of common stock are sold or (b) 180 days after this registration statement becomes effective with the Securities and Exchange Commission (SEC). There are no minimum numbers of common shares to be sold; there is also no minimum amount requirement for the purchase of any of the Company’s shares. The Company may at its discretion extend the offering for an additional 90 days.

Securities of this Company will only be offered for sale in certain states, either where they are registered or where they are qualified for sale, or where an exemption from such registration or if qualification requirement is available and with which AFRIKA4U has complied with.

Adding to and without distracting of any of the afore going, the Company shall be subject to all the applicable rules, regulations and provisions under the Exchange Act, pertaining to any security transactions during the time that this Registration Statement is effective.

The Company’s sole officer and director will be selling shares on the Company’s behalf and he will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Coertzen is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Coertzen will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Coertzen is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Coertzen will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Coertzen will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

AFRIKA4U will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Regulation M

The Company’s sole officer and director Mr. Coertzen who will attempt to sell all the common shares offered by the Company, is aware that he has to comply with the provisions of Regulation M promulgated by the SEC under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the issuance and distribution of the shares of common stock offered by us to be approximately $15,700.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

The Company has authorized capital stock of 75,000,000 shares of common stock, with a par value of $0,01 per share. Holders of common shares in the company:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
•	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The Company refers all interested parties to view the Bylaws of our Articles of Incorporation and the statutes of Nevada for a complete description of the rights and obligations of security holders in the Company.

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Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 66.67% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, AFRIKA4U will act as its own transfer agent.

ITEM 10. INTERSETS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Registration Statement as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by PLS CPAs 4725 Mercury St #210, San Diego, CA 92111 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of David Price PC, #3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814, our independent legal counsel, has provided an opinion on the validity of our common stock.

20

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

Business Development

On August 4, 2017, Mr Charl Coertzen, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of August 31, 2017. AFRIKA4U is a development stage company that intends to market and sell African leather products made from ostrich and other exotic leathers. We intend to provide leather shoes, bags and accessories manufactured by Klein Karoo Boutique. We aim to market leather women’s fashion accessories from South Africa to the North American markets. The Company intends to market and sell its products via its website to specialist leather shops at wholesale prices, as well as to the public at retail prices, through its intended website.

AFRIKA4U is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company.

The Company has not yet implemented its business model and to date has generated no revenues. It is the Company’s intention to provide its customers with the high quality bags and other leather accessories. The Company’s target customers will be exclusive leather shops or members of the public that have an interest in obtaining high end leather products. It is the Company’s intention to deploy various internet marketing strategies like Search Engine Optimization and online advertising. The Company intends to focus its marketing activities in North America and Europe.

The Company intends to provide leather shoes, Hand bags and accessories made from exotic leathers manufactured by Klein Karoo Boutique. This South African manufacturer specializes in manufacturing shoes, handcrafted leather bags and fashion accessories. AFRIKA4U intends to market our planned products on the Internet. Over the twelve months following the date of this offering, the Company’s business activities and related expenses will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

Product Description

Klein Karoo Boutique has a wide range of exotic leather products ranging from shoes made from exotic leathers such as Ostrich, to exquisite hand bags and leather belts.

Competitive Environment

Other exotic leather shoe manufacturers are shoepassion.com, Zelliitalia.com and Alligatorjakes, our competition have all been in the business for some time already and probably have greater access to capital and have an existing cliental base. Our competitors may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. Our financial position might not enable us to respond favourably to this pressure. We expect that competition will continue to increase.

Description of Property

We do not own any real estate or other properties and have not entered into any long term lease or rental agreements for property.

Legal Proceedings

There are no legal proceedings pending or threatened against us.

21

Financial Statements and Supplementary Data

PLS CPA, A PROFESSIONAL CORPORATION t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111 t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480 t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

AFRIKA4U

We have audited the accompanying balance sheet of AFRIKA4U as of August 31, 2017 and the related financial statements of operations, changes in shareholder’s equity and cash flows for the period August 4, 2017 (inception) to August 31, 2017. These financial statements are the responsibility of the Company’s management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AFRIKA4U as of August 31, 2017, and the results of its operation and its cash flows for the period from August 4, 2017 (inception) to August 31, 2017 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

November 21, 2017

San Diego, CA. 92111

22

F-1

AFRIKA4U

BALANCE SHEET

August 31, 2017

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,000
Loan from related party	1,613
TOTAL CURRENT LIABILITIES	$2,613

STOCKHOLDERS’ EQUITY (DEFICIT)
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares at August 31, 2017	$10,000
Subscription Receivable	(10,000)
Accumulated Deficit	(2,613)
TOTAL STOCKHOLDERS’ EQUITY/(DEFICIT)	$(2,613)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$-

The accompanying notes are an integral part of these financial statements

F-2

AFRIKA4U

STATEMENTOF OPERATIONS

From inception date
August 4, 2017 to
August 31, 2017
EXPENSES

Office and general	$1,613
Professional Fees	1,000
Total Expenses, before provision of income taxes	$2,613

Provision for income taxes	-

NET LOSS	$(2,613)

BASIC AND DILUTED LOSS PER COMMON SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,888,889

The accompanying notes are an integral part of these financial statements

F-3

AFRIKA4U

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
August 4, 2017 (inception date) to August 31, 2017

	Common Stock		Additional	Share
	Number of		Paid-in	Subscriptions	Accumulated
	shares	Amount	Capital	Receivable	Deficit	Total
Balance on inception, August 4, 2017	-	$-	$-	$-	$-	$-
Founder’s shares issued for cash at $0.001 per share	10,000,000	10,000		(10,000)		-

Net loss for the period ended August 31, 2017			-	-	(2,613)	(2,613)

Balance, August 31, 2017	10,000,000	$10,000	$-	$(10,000)	$(2,613)	$(2,613)

The accompanying notes are an integral part of these financial statements

F-4

AFRIKA4U

STATEMENT OF CASH FLOWS

From inception date
August 4, 2017 to
August 31, 2017

OPERATING ACTIVITIES
Net loss	$(2,613)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses paid on company's behalf by related party
Increase (decrease) in accrued expenses	1,000

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(1,613)

FINANCING ACTIVITIES
Loan from related party	1,613

NET CASH PROVIDED BY FINANCING ACTIVITIES	$1,613

NET INCREASE (DECREASE) IN CASH	$-

CASH, BEGINNING OF PERIOD	$-

CASH, END OF PERIOD	$-

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements

F-5

AFRIKA4U NOTES TO THE AUDITED FINANCIAL STATEMENTS August 31, 2017

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on August 4, 2017 and established a fiscal year end of August 31. The Company intends to export leather shoes and leather bags as fashion accessories, to the US.

All activities of the Company to date relate to its organization, initial funding.

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders’ equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management, the accompanying balance sheets, statements of operations, stockholders’ equity (deficit) and cash flows include all adjustments, consisting only of normal recurring items, for their fair presentation in conformity with accounting principles generally accepted in the United States. These financial statements are presented in United States dollars.

Advertising

Advertising costs are expensed as incurred. As of August 31, 2017, no advertising costs have been incurred.

Property

The Company does not own or rent any property. The office space is provided by the president at no charge.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

F-6

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit and an accumulated deficit of $2,613 and net loss from operations since inception of $2,613. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of August 31, 2017, the Company has not granted any stock options and has not recorded any stock-based compensation.

On August 7, 2017 the Company issued 10,000,000 Founder’s shares for cash at $0.001 per share. As of August 31, 2017, the Company did not receive $10,000 and has subscription receivable $10,000.

On August 31, 2017, the Company 10,000,000 Founder’s shares issued and outstanding.

F-7

NOTE 6 – RELATED PARTY TRANSACTIONS

As of August 31, 2017, the Company owes $1,613 to Charl Fredirck Coertzen, President of the Company, . The loan is repayable on demand and without interest.

NOTE 7 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

August 31, 2017
Net loss before income taxes per financial statements	$(2,613)
Income tax rate	34%
Income tax recovery	(888)
Non-deductible	-
Valuation allowance change	888

Provision for income taxes	$-

The significant component of deferred income tax assets at August 31, 2017 is as follows:

August 31, 2017
Net operating loss carry-forward	$888
Valuation allowance	(888)

Net deferred income tax asset	$–

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through November 21, 2017, the date the financial statements were available issued and has determined that there are no events to disclose.

F-8

Management’s Discussion and Analysis

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

The Company was incorporated in the State of Nevada as a for-profit Company on August 4, 2017 and established a fiscal year end of August 31. The Company intends to export leather shoes and leather bags as fashion accessories, to the US market.

All activities of the Company to date relate to its organization, initial funding.

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders’ equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Management’s Discussion and Analysis

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering.

As of August 31, 2017, we had $Nil in cash. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. The Company’s sole officer and director, Mr. Coertzen has indicated that he may be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the event that 100% of the shares are sold, for the next twelve months the Company believes it will have sufficient funds to fully launch its planned business activities. We expect that revenue will be generated within 300 days following the closing of this offering. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

We do not anticipate researching any further products nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Results of Operations

For the period from inception through August 31, 2017, we had no revenue. Expenses for the period totaled $2,613 resulting in a Net loss of $2,613.

Off-balance sheet arrangements

Other than the funds from Mr. Coertzen described above, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

F-9

CONDENSED INTERIM FINANCIAL STATEMENTS

F-10

AFRIKA4U

CONDENSED BALANCE SHEETS

	February 28, 2018	August 31, 2017
	Unaudited
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,000	$1,000
Loan from related party	7,110	1,613
TOTAL CURRENT LIABILITIES	$11,110	$2,613

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares at February 28, 2018 and August 31, 2017	$10,000	$10,000
Subscription Receivable	(10,000)	(10,000)
Accumulated Deficit	(11,110)	(2,613)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	$(11,110)	$(2,613)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$-	$-

The accompanying notes are an integral part of these financial statements

F-11

AFRIKA4U

CONDENSED STATEMENT OF OPERATIONS
Unaudited

	Three months	Six months
	ended	ended
	February 28, 2018	February 28, 2018
EXPENSES

Office and general	497	$497
Professional Fees	$3,000	8,000
Total Expenses, before provision of income taxes	$3,497	$8,497

Provision for income taxes	-	-

NET LOSS	$(3,497)	$(8,497)

BASIC AND DILUTED LOSS PER COMMON SHARE	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements

F-12

AFRIKA4U

CONDENSED STATEMENT OF CASH FLOWS
Unaudited

Six Months
ended
February 28, 2018

OPERATING ACTIVITIES
Net loss	$(8,497)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses paid on company's behalf by related party	3,000

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(5,497)

FINANCING ACTIVITIES
Loan from related party	5,497

NET CASH PROVIDED BY FINANCING ACTIVITIES	$5,497

NET INCREASE (DECREASE) IN CASH	$-

CASH, BEGINNING OF PERIOD	$-

CASH, END OF PERIOD	$-

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements

F-13

AFRIKA4U

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

February 28, 2018

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The Company was incorporated in the State of Nevada as a for-profit Company on August 4, 2017 and established a fiscal year end of August 31. The Company intends to export leather shoes and leather bags as fashion accessories, to the US.

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders’ equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Interim results are not necessarily indicative of results for a full year.

NOTE 2 BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form S-1. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended August 31, 2017 included in the Company’s S-1 filed with the Securities and Exchange Commission. The unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended February 28, 2018 are not necessarily indicative of the results that may be expected for the year ending August 31, 2018.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $11,110, an accumulated deficit of $11,110. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, and Edgarizing costs

F-14

NOTE 4 - CAPITAL STOCK

The Company’s capitalization is 750,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On August 7, 2017 the Company issued 10,000,000 Founder's shares for cash at $0.001 per share.

As of February 28, 2018, the Company has not granted any stock options and has not recorded any stock-based compensation. As of February 28, 2018, the Company had not received $10,000 and has subscription receivable of $10,000. As of February 28, 2018, the Company had not received $10,000 and has subscription receivable of $10,000 under Shareholder's Equity (deficit).

NOTE 5 - RELATED PARTY TRANSACTIONS

During this period, Charl Fredrick Coertzen, President, paid $5,497 in behalf of the Company. As of February 28, 2018, loans from a related party balance is $7,110. The loans are payable on demand, unsecured and without interest.

NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through April 5, 2018, the date the financial statements were available and has determined that there are no further events to disclose.

F-15

Management’s Discussion and Analysis

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering.

As of February 28, 2018, we had $Nil in cash. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. The Company’s sole officer and director, Mr. Coertzen has indicated that he may be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the event that 100% of the shares are sold, for the next twelve months the Company believes it will have sufficient funds to fully launch its planned business activities. We expect that revenue will be generated within 300 days following the closing of this offering. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

We do not anticipate researching any further products nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Results of Operations

For the period from inception through February 28, 2018 , we had no revenue.

Expenses for the three month period ended February 28, 2018 totaled $3, 497 resulting in a Net loss of $ 3,497 . Net Loss for the three month period was a result of Office and general expense of $497 and Professional fees of $ 3,000 consisting primarily of accounting expense.

Expenses for the six month period ended February 28, 2018 totaled $8,497 resulting in a net loss of $8,497. Net loss for the six month period ended February 28, 2017 was a result of Office and general expense of $497 and Professional fees of $ 8 ,000 consisting primarily of accounting and audit expense.

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Off-balance sheet arrangements

Other than the funds from Mr. Coertzen described above, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Plan of Operation

AFRIKA4U is a development-stage company that intends to market and sell its planned products through its’ intended website. The Company has not generated revenues and has not implemented its business model. The Company intends to provide potential future customers with high quality leather hand bags, and other leather fashion accessories. The Company’s target customers will be exclusive leather shops or members of the public that have an interest in obtaining high end leather fashion products. We intend to deploy current electronic marketing activities like Search Engine Optimization and online advertising. The Company intends to focus its marketing activities in North America.

The Company intends to provide leather bags and accessories made from exotic leathers manufactured by Klein Karoo Boutique. Klein Karoo Botique specializes in the manufacture of African fashion leather products. The Company intends to market our planned products on the Internet. The Company’s business activities and related expenses will be affected by the proceeds from sales of shares in this offering received by the Company over the next 12 months should the Company be successful in its offering.

The Company intends to store and make delivery to prospective customers of its planned inventory through fulfillment service providers like Expert Fulfillment, eCommerce Fulfillment or Shipwire. The company has not contracted with any fulfillment service providers.

Company has two planned phases to our operations over the next twelve months. The first phase of our operations will be to secure the services of specialists to develop our logo and website, purchase of office equipment and supplies and the purchase of initial inventory. In anticipation of raising money from this offering, our President authorized initial website development which is now under construction.

The anticipated cost for developing our website is $15,000. The anticipated cost for logo development is $12,500.

The Company plans to purchase a desktop and a laptop computer with a printer; fax and photocopier combination with an anticipated cost $10,000. The Company plans to purchase office supplies and stationaries to the anticipated value of $6,000. The Company’s intended start up inventory by Klein Karoo Boutique product code is as follows; item code BOHA00001 Mini Bag, BOHB00001 Bugatti Bag, HOHA00002 Tanya Bag, BOHB00002 Soft Bag, BOHB00060 Italian Bag, BOHC00001 Overnight Bag. The Company projects to have the first phase of our planned operations completed within 120 days of the effective date this offering.

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The second phase of the Company’s planned operations is to engage the services of a online marketing specialist. The Company anticipates this cost to be $33,800. We have budgeted $20,000 for online advertisements. The Company intends $3,800 in commission to top sellers of our products to help establish the Company name. The Company intends to enter into a supply agreement with Klein Karoo Boutique, Ltd and intends to purchase its first inventory at an anticipated cost of $56,500. The Company projects it will complete this second phase 220 days following the effective date of this offering. We anticipate generating revenue 280 days from the effective date of this offering.

In the event the Company sells 25% of its common shares offered, the Company intends to scale back on its general business expenses by reducing its travel expenses to $3,500; its office supplies to $1,800; its shipping and receiving expenses to $2,750; its inventory to $10,000. The Company will further scale back on its sales and marketing expenses by reducing its logo development to $6,000; its website development to $7,000; its online advertising to $7,500 and its marketing commissions to $2,750. Please see Use of Proceeds on page 16.

In the event the Company sells 50% of its common shares offered, the Company intends to scale back on its general business expenses by reducing its travel expenses to $12,500; its office supplies to $3,050; its shipping and receiving to $7,500 and its inventory to $28,250. The Company will further scale back on its sales and marketing expenses by reducing its logo development to $12,500; its website development to $7,000; its online advertising to $7,500 and its marketing commissions to $5,500. Please see Use of Proceeds on page 16.

In the event the Company sells 75 % of its common shares offered, the Company intends to scale back on its general business expenses by reducing its travel expenses to $18,750; its office supplies to $4,925; its shipping and receiving to $11,250 and its inventory to $42,375. The Company will further scale back on its sales and marketing expenses by; reducing its logo development to $12,500; its website development to $12,000; its online advertising to $20,000 and its marketing commissions to $12,000. Please see Use of Proceeds on page 16.

Intellectual Property

The Company does not currently have any intellectual property. It is the Company’s intention, subject to legal advice and having sufficient capital, to apply for trademark protection and/or copyright protection in the United States, Europe, and other jurisdictions. The Company does not anticipate any costs related to duties, tariffs or other restrictions on imports of our planned products.

We intend to aggressively assert our rights, trademark and copyright laws to protect our planned intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our planned intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company management believes that the protection of our planned intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of data storage. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

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Employees and Employment Agreements

As of the date of this Registration Statement, AFRIKA4U has no permanent staff other than its sole officer and director, Mr. Charl Coertzen. Mr. Coertzen has the flexibility to work on AFRIKA4U up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing of all the Company needs. When the Company starts to build its website, the Company will hire an independent outside consultant to build it.

Available Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

Legal Proceedings

There are no legal proceedings pending or threatened against us.

Identification of directors and executive officers

The name, address, age and position of our sole officer and director is set forth below:

Name	Age	Position
Charl Fredrick Coertzen	40	President/Secretary/Treasurer, Chief Financial Officer and Chairman of the board of Directors.

________

Mr. Coertzen has held his office since the inception of this Company and should hold his position until the next annual meeting of our stockholders.

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Business Experience

Mr. Coertzen is an accredited SAIP Financial Accountant. Since March 2003 his private practice is still carrying on. In his practice he does Journals, compolation of financial statements, SARS queries and registrations, CIPRO registration and submissions of yearly returns, customer relations, all reconciliations, payroll administration, VAT calculations, income tax calculations, PAYE calculations, E-Filling and U-Filing.

The Company feels that Mr. Coertzen entrepreneurial spirit and his years of accounting experience will make him an excellent choice for the president of the Company.

Director Independence

Our board of directors is currently composed of one member, Mr. Charl Cortzen, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Conflicts of Interest

The Company does not foresee any direct conflict between Mr. Coertzen other business interests and his involvement as the sole officer and director of AFRIKA4U

EXECUTIVE COMPENSATION

AFRIKA4U has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through August 31, 2017.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Stock Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All other compensation	Total
Charl Frederick Coertzen President	2017	$0	$0	$0	$0	$0	$0	$0	$0

The Company has not paid any salaries in 2017. The Company does not intend to start paying salaries until we have enough capital to do so. The Company has no other stock option plans, retirement, pensions or any other profit sharing plans for our President other than those described in this Registration Statement.

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Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2017

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Charl Coertzen	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, it may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. AFRIKA4U may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

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Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (August 4, 2017) through August 31, 2017.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charl Coertzen	0	0	0	0	0	0	0

At this time, AFRIKA4U has not entered into any employment agreements with its sole officer and director. Should there be sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or any future key staff members.

Security Ownership of Certain Beneficial Owners and Management

On the date of this prospectus, the following is set out in this table; the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. On assumption that all shares are sold, the table highlights the ownership of the shares at the end of this offering. The current officer and sole director of the Company listed below has direct ownership of his shares, and possesses sole voting and dispositive power with respect to these shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Charl Coertzen	10,000,000	100
	14 Rias van Wyk Lagenhoven Park, Bloemfontein 9330

__________

[1]

The person named is a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Coertzen is the only “promoter” of our company.

Mr. Coertzen, the Company’s sole officer and director will continue to hold the majority of the common stock, after the completion of the offering, irrespective of the amount of shares sold. Seeing as he will still own the majority of the common stock, after the completion of this offering he will determine the operations of the company, and the investors under the current offering will not be able to change the Company’s direction of its operations. Because of this, the shares offered by the Company lack the value of shares that normally have voting rights. As a result of the ineffective voting power of the shares their value might be reduced. There is no outstanding options, warrants, or securities that are convertible to common stock against any of the Company’s common stock.

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Certain Relationships and Related Transactions

On August 7, 2017, we issued a total of 10,000,000 shares of common stock to Mr. Charl Coertzen, our sole officer and director, for the total consideration of $10,000. The Company considers this as Mr. Coertzen “Founders” shares. The par value of the shares purchased by Mr. Coertzen was $0.01. This is considerably lower than the selling price of this offering, $0.04 per share. This offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

Mr. Coertzen is a promoter of the Company. Prior to Mr. Coertzen’s involvement with AFRIKA4U, Mr. Coertzen has not been a promoter at anytime in the past 5 years and he is receiving no compensation for the sale of shares under offering. There are no assets acquired or to be acquired by the Company from Mr. Coertzen.

Our sole officer and director provides office space at no charge to the Company. Our principle office is the residence of the President at 14 Rias van Wyk, Lagenhoven Park, Bloemfontein, 9330.

During this period, Charl Dredirck Coertzen, President of the Company, paid $5,000 in behalf of the Company.

As of February 28, 2018, loan from related party (Charl Coertzen) balance is $7,110. The amounts due to related party unsecured and non-interest-bearing with no set terms of repayment.

ITEM 12A. DISCLOSURE OF COMMISION POSITION ON IDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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PART II–INFORMATION NOT REQUIERED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses for the offering to be paid by the Company, whether any shares are sold or not are the following:

Legal and Accounting	$12,500
Printing	$200
Transfer Agent	$3,000
TOTAL	$15,700

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. Our director and officers are indemnified as provided by the Nevada Statutes. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES.

From the time of the Company’s inception it has sold the following shares that are not registered under the amended Securities Act of 1933:

Though August 7, 2017, the Company issued 10,000,000 shares of common stock to the sole officer and director Mr. Coertzen at $0.001 per share for the total consideration of $10,000. This offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

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ITEM 16. EXHIBITS

Exhibit No.	Document Description

3(i)	Articles of Incorporation as filed with the SEC on January 19, 2018
3(ii)	By-laws as filed with the SEC on January 19, 2018
5	Opinion re: Legality
10.4	Subscription Agreement as filed with the SEC on January 19, 2018
23.1	Consent of Certified Public Accountant
23.2	Consent of Counsel included in Exhibit 5

Description of Exhibits

Exhibit 3(i) Articles of Incorporation of AFRIKA4U, dated August 4, 2017 as previously filed with the SEC on January 19, 2018.

Exhibit 3(ii) Bylaws of AFRIKA4U approved and adopted on August 5, 2017 as previously filed with the SEC on January 19, 2018.

Exhibit 5 Opinion of David Price PC dated April 24, 2018 regarding the legality of the securities being registered.

Exhibit 10.4 Subscription Agreement as previously filed with the SEC on January 19, 2018.

Exhibit 23(i) PLS CPAs 4725 Mercury St #210, San Diego, CA 92111 dated May 2, 2018, regarding the use in this Registration Statement of their report of the auditors and financial statements of AFRIKA4U for the period ending August 31, 2017.

Exhibit 23(ii) Consent of council, David Price PC #3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814 (council’s consent is located in the legal opinion filed as Exhibit 5 to this registration statement)

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

	a.	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	b.	reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

	c.	include any additional or changed material information on the plan of distribution.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

b.	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

c.	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us;

d.	and any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloemfontein, South Africa, on  May 2, 2018.

AFRIKA4U

/s/ Charl Coertzen
Charl Coertzen
President and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

AFRIKA4U

/s/ Charl Coertzen
Charl Coertzen
President and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer

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